Rand Logistics Inc.FOR IMMEDIATE RELEASE

             RAND LOGISTICS ANNOUNCES STRONG SECOND QUARTER RESULTS

New York, NY - November 20, 2006 - Rand Logistics Inc. (OTC:RAQC.OB; RAQCW.OB; RAQCU.OB) ("Rand") today announced financial results for the second quarter and six months ended September 30, 2006.

The GAAP results for the quarter ended September 30, 2005 reflect Rand prior to its March 3, 2006 acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc.; since the Company did not have any operations during that period, the results do not provide a meaningful basis for comparison of financial results. The pro forma results give effect to the acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. for the three and six months ended September 30, 2005.

Second Quarter Financial and Operational Highlights

Versus pro forma quarter ended 9/30/05

      o Revenue increased 46% to $26.1 million (excludes outside voyage charter revenue).

      o Total vessel sailing days increased from 717 days for the three months ended September 30, 2005 to 910 days for the three months ended September 30, 2006, due primarily to the addition of three vessels on August 1st under a time charter agreement.

      o EBITDA increased 31% to $6.2 million despite a $922,000 increase in general and administrative expenses, which was primarily attributable to costs associated with being a public company. EBITDA included $734,000 related to a variable interest entity for which Rand was the primary beneficiary under FIN-46R, although Rand has no ownership interest. Excluding the time charter and Rand's increased G&A expenses incurred as a public company, EBITDA increased by $1.6 million or 34%.

First-Half Financial and Operational Highlights

Versus pro forma six months ended 9/30/05

      o Revenue increased 38% to $46.0 million (excludes outside voyage charter revenue).

      o Total vessel sailing days increased from 1,383 days for the six months ended September 30, 2005 to 1,606 for the six months ended September 30, 2006, due primarily to the addition of three vessels on August 1st under a time charter agreement.

      o EBITDA increased 29% to $10.5 million despite a $1.5 million increase in general and administrative expenses, which was primarily attributable to costs associated with being a public company. Excluding the time charter and Rand's increased G&A expenses incurred as a public company, EBITDA increased by $2.8 million or 34%.

Scott Bravener, President and CEO of Lower Lakes Transportation, stated, "We achieved strong revenue growth during the second quarter due to improvements in rates, utilization, trading patterns and efficiencies within our existing fleet, as well as two months of operations of three vessels under our recently formed time charter agreement with Wisconsin & Michigan Steamship Company. These vessels contributed over $4.6 million to our revenues and were accretive to our EBITDA during the quarter. These vessels were fully utilized under existing and new long-term contracts. We were also aided by the strengthening of the Canadian dollar during the quarter, which benefited pre-tax, pre-interest profitability relative to the same period in 2005 by approximately $217,000."

Captain Bravener continued, "Recently, we determined to exercise our option to purchase the Manistee for $2.2 million, and we are in discussions with our existing lender to fund this purchase. The purchase of the Manistee is expected to eliminate as much as $350,000 of annual lease expense, which is greater than the interest expense we would expect to incur on the additional borrowings."

Laurence S. Levy, Chairman and CEO of Rand, commented, "Since Rand acquired Lower Lakes and Grand River Navigation about eight months ago, the Company has reported two quarters of solid financial results, raised $13 million of common equity, and substantially expanded daily shipping capacity and operating flexibility with the time charter agreement covering three boats. Demand for our capacity remains robust, and we are optimistic about the Company's prospects for the balance of fiscal 2007. We also remain enthusiastic about Rand's long-term outlook in light of our strong and growing base business, as well as our focused pursuit of external expansion. We continue to pursue opportunities with predictable cash flows, defined markets and barriers to entry, that focus on shipping or related areas of business, in line with our objective to build long-term sustainable value for our shareholders."

Pro Forma Summary Statement of Operations (unaudited)

                                                               Pro Forma                        Pro Forma       Pro Forma
                                              Three Months    Three months      Six months      Six months        Year
                                                  ended          ended             ended           ended          ended
                                              September 30,   September 30,    September 30,   September 30,   December 31,
                                                   2006            2005             2006            2005            2005
Revenue - Company operated vessels            $ 26,066,926    $ 17,820,738     $ 45,959,229    $ 33,322,259    $ 53,819,958
Revenue - Outside voyage charter revenue         1,320,877       1,485,862        3,673,690       3,047,984       7,420,577
---------------------------------------------------------------------------------------------------------------------------
                                                27,387,803      19,306,600       49,632,919      36,370,243      61,240,535
Expenses
  Outside voyage charter fees                    1,307,140       1,443,487        3,625,041       3,005,313       7,379,638
  Vessel operating expenses                     18,189,956      12,370,765       32,485,629      23,677,275      40,628,366
  Non operational repairs and maintenance               --              --           56,748          88,629       1,625,671
---------------------------------------------------------------------------------------------------------------------------
                                                19,497,096      13,814,252       36,167,418      26,771,217      49,633,675
---------------------------------------------------------------------------------------------------------------------------
Income before general and administrative,
  depreciation, amortization of drydock
  costs and intangibles, other income and
  expenses and income taxes                      7,890,707       5,492,348       13,465,501       9,599,026      11,606,860
---------------------------------------------------------------------------------------------------------------------------

  General and administrative                     1,680,766         758,802        2,959,003       1,463,746       3,276,188
  Depreciation and amortization of drydock
    costs and intangibles                        1,747,797       1,277,885        3,238,876       2,527,605       4,972,759
  Loss on asset disposal                                --              --               --              --         113,405
  Loss (gain) on foreign exchange                   52,592         (75,490)          89,278          28,039        (276,251)
---------------------------------------------------------------------------------------------------------------------------
                                                 3,481,155       1,961,197        6,287,157       4,019,390       8,086,101
---------------------------------------------------------------------------------------------------------------------------
Income before interest, other income and
  expenses and income taxes - Total              4,409,552       3,531,151        7,178,344       5,579,636       3,520,759
Income before interest, other income and
  expenses and income taxes - Excluding
  variable interest entity                       3,834,401       3,531,151        6,603,193       5,579,636       3,520,759
---------------------------------------------------------------------------------------------------------------------------
Net income - Total                               2,329,005       1,856,103        3,341,107       2,819,361         455,200
===========================================================================================================================
Net income (loss) per share - basic           $       0.27    $       0.28     $       0.42    $       0.40    ($      0.13)
Net income (loss) per share - diluted         $       0.13    $       0.11     $       0.19    $       0.17    ($      0.13)

The information in the table above gives effect to the acquisition of Lower Lakes Towing Ltd. and Grand River Navigation Company, Inc. for the three and six months ended September 30, 2005. However, the general and administrative expenses shown in the pro forma periods reflect the actual expenses incurred by Lower Lakes and Rand prior to the acquisitions. There have been no adjustments to reflect higher general and administrative expense at the Company during the pro forma periods.

Conference Call

Management will conduct a conference call focusing on the financial results on:

Tuesday, November 21, 2006

9:00am ET

Dial-in number: 706-679-3155

Conference ID: 2683245

Management on the call:

    Laurence S. Levy, Chairman & CEO
    Edward Levy, President
    Joseph McHugh, CFO
    Scott Bravener, President & CEO of Lower Lakes Towing and Lower Lakes Transportation, Rand's indirect, wholly owned subsidiaries

A phone replay will be available from 12:00 noon ET on Tuesday, November 21, 2006 until 5:00pm ET on Wednesday, November 29, 2006. Dial 800-642-1687 (706-645-9291 for international callers) and enter the code 2683245 for the phone replay.

Reconciliation of Non-GAAP Measure to GAAP

EBITDA represents earnings before interest, income tax expense, depreciation and amortization, loss on asset disposal, and loss (gain) on foreign exchange. EBITDA is not a measure of performance or liquidity calculated in accordance with generally accepted accounting principles ("GAAP"), is unaudited and should not be considered an alternative to, or more meaningful than, net income or income from operations as an indicator of our operating performance, or cash flows from operating activities, as measures of liquidity. EBITDA has been presented as a supplemental disclosure because it is a widely used measure of performance and basis for valuation. A reconciliation of GAAP net income to EBITDA is included in the financial tables accompanying this release.

About Rand Logistics

Rand Logistics, Inc. is a leading provider of bulk freight shipping services throughout the Great Lakes region. Through its subsidiaries, the Company operates a fleet of ten River Class self-unloading carriers and one integrated self-unloading tug/barge unit. The Company is the only carrier able to offer significant domestic port-to-port services in both Canada and the U.S. on the Great Lakes. The Company's vessels operate under the U.S. Jones Act - which dictates that only ships that are built, crewed and owned by U.S. citizens can operate between U.S. ports - and the Canada Marine Act - which requires Canadian commissioned ships to operate between Canadian ports.

Forward-Looking Statements

This press release may contain forward-looking statements (within the meaning of the Private Securities Litigation Reform Act of 1995) concerning the Company and its operating subsidiaries. Forward-looking statements are statements that are not historical facts, but instead statements based upon the current beliefs and expectations of management of the Company. Such forward-looking statements are subject to risks and uncertainties, which could cause actual results to differ from the results included in such forward-looking statements.

CONTACT:                              -OR-           INVESTOR RELATIONS COUNSEL:
Rand Logistics, Inc.                                 The Equity Group Inc.
Laurence S. Levy, Chairman & CEO                     Loren G. Mortman
212-644-3450                                         (212) 836-9604
                                                     LMortman@equityny.com
                                                     www.theequitygroup.com


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

                              Rand Logistics, Inc.
                Consolidated Statements of Operations (unaudited)
                          (2005 Figures are Pro Forma)

                                        Lower Lakes      Lower Lakes    Three months    Three months     Six months     Six months
                                      Excluding Rand   Including Rand       Ended           Ended           Ended          Ended
                                        Year Ended       Year Ended     September 30,   September 30,   September 30,  September 30,
                                      March 31, 2005   March 31, 2006       2006            2005            2006           2005
REVENUE                                  52,110,040      60,564,767      27,387,803      19,306,600      49,632,919      36,370,243
-----------------------------------------------------------------------------------------------------------------------------------

EXPENSES

   Outside voyage charter fees            6,180,452       5,337,004       1,307,140       1,443,487       3,625,041       3,005,313

   Vessel operating expenses             32,210,813      40,556,161      18,189,956      12,370,765      32,485,629      23,677,275

   Repairs and maintenance                1,668,315       2,225,426              --              --          56,748          88,629

   General and administrative             2,420,777       4,015,118       1,680,766         679,300       2,959,003       1,320,007

   Depreciation                           3,231,774       3,858,706       1,274,737         949,077       2,329,006       1,874,212

   Amortization of drydock costs            654,911         915,880          84,077         278,808         168,065         553,393

   Amortization of intangibles                   --         397,804         388,983              --         741,805              --

   Loss on asset disposal                   113,405              --              --              --              --              --

   Loss on foreign exchange                (435,655)         30,789          52,592         (75,490)         89,278          28,039
-----------------------------------------------------------------------------------------------------------------------------------
                                         46,044,792      57,336,888      22,978,251      15,645,947      42,454,575      30,546,868
-----------------------------------------------------------------------------------------------------------------------------------
   INCOME (LOSS) BEFORE OTHER INCOME
   AND EXPENSES AND INCOME TAX            6,065,248       3,227,879       4,409,552       3,660,653       7,178,344       5,823,375
-----------------------------------------------------------------------------------------------------------------------------------

   OTHER INCOME AND EXPENSES

   Interest expense                       3,220,177       3,387,163         968,070         997,930       1,612,239       1,945,103

   Interest income                           (6,831)         (9,635)        (86,107)           (741)        (88,079)         (9,591)

   Loss on debt extinguishment              698,200              --              --              --              --              --
   Amortization of deferred

   financing costs                          866,835         548,041          66,939         239,683          96,376         401,253
-----------------------------------------------------------------------------------------------------------------------------------
                                          4,778,381       3,925,569         948,902       1,236,872       1,620,536       2,336,765
-----------------------------------------------------------------------------------------------------------------------------------
   INCOME (LOSS) BEFORE INCOME TAXES      1,286,867        (697,690)      3,460,650       2,423,781       5,557,808       3,486,610

   PROVISION (RECOVERY) FOR INCOME
   TAXES

   Current                                       --              --              --              --              --              --

   Deferred                                 178,672        (182,710)      1,131,645       1,000,919       2,216,701       1,508,804
-----------------------------------------------------------------------------------------------------------------------------------
   NET INCOME (LOSS)                      1,108,195        (514,980)      2,329,005       1,422,862       3,341,107       1,977,806
===================================================================================================================================
   MINORITY INTEREST                       (189,556)             --          82,539        (158,395)         82,539          84,383
===================================================================================================================================
   PREFERRED STOCK DIVIDENDS                     --          90,417         298,041              --         590,418              --
===================================================================================================================================
   NET INCOME (LOSS) APPLICABLE TO
   COMMON STOCKHOLDERS                    1,297,751        (605,397)      1,948,425       1,581,257       2,668,150       1,893,423
===================================================================================================================================

                              Rand Logistics, Inc.
                   Selected Financial Information (unaudited)
           Reconciliation of Income before Interest, Other Income and
                      Expenses and Income Taxes to EBITDA
                          (2005 Figures are Pro Forma)

                                         Lower Lakes      Lower Lakes     Three months   Three months    Six months     Six months
                                       Excluding Rand   Including Rand       Ended          Ended          Ended           Ended
                                         Year Ended       Year Ended     September 30,  September 30,  September 30,   September 30,
                                       March 31, 2005   March 31, 2006        2006           2005           2006            2005
Combined
   Income before interest, other
   income and expenses and income
   taxes                                  6,065,248        3,227,879       4,409,552      3,660,653       7,178,344      5,823,375

   Rand G&A (2005 only)                     150,085                                          79,503                        143,739

   Loss on asset disposal                   113,405               --              --             --              --             --

   Loss (gain) on foreign exchange         (435,655)          30,789          52,592        (75,490)         89,278         28,039

   Depreciation and amortization of
   drydock costs and intangibles          3,886,685        5,172,390       1,747,797      1,227,885       3,238,876      2,427,605

   EBITDA                                 9,479,598        8,431,058       6,209,941      4,733,545      10,506,498      8,135,280

                              Rand Logistics, Inc.
                     Consolidated Balance Sheets (unaudited)

                                                                          September 30, 2006      March 31, 2006
ASSETS
CURRENT
    Cash and cash equivalents                                                  $   9,598,428       $   2,574,325
    Accounts receivable                                                           14,244,088           2,107,282
    Prepaid expenses and other current assets                                      1,902,352           1,460,267
    Income tax receivable                                                            185,795                  --
    Deferred income taxes                                                          1,118,404           1,160,651
----------------------------------------------------------------------------------------------------------------
 Total current assets                                                             27,049,067           7,302,525
BLOCKED ACCOUNT                                                                    2,700,000
PROPERTY AND EQUIPMENT, NET                                                       66,755,890          48,160,837
DEFERRED INCOME TAXES                                                              7,051,533           9,386,020
DEFERRED DRYDOCK COSTS, NET                                                        1,543,288           1,614,173
INTANGIBLE ASSETS, NET                                                            14,552,585          13,942,329
GOODWILL                                                                           6,362,952           6,362,952
----------------------------------------------------------------------------------------------------------------
 Total assets                                                                    126,015,315          86,768,836
================================================================================================================
LIABILITIES
CURRENT
    Bank indebtedness                                                          $   4,097,245       $          --
    Accounts payable                                                               7,770,895           7,617,899
    Accrued liabilities                                                            3,664,435           2,615,159
    Income taxes payable                                                              99,000              50,787
    Deferred income taxes                                                            498,233             405,886
    Current portion of long-term debt                                              3,728,765           1,772,055
    Current portion of long-term capital lease obligation - vessel lease           2,087,785           2,108,132
----------------------------------------------------------------------------------------------------------------
Total current liabilities                                                         21,946,358          14,569,918
----------------------------------------------------------------------------------------------------------------
LONG-TERM DEBT                                                                    35,401,859          20,378,630
ACQUIRED MANAGEMENT BONUS PROGRAM                                                  3,000,000           3,000,000
DEFERRED INCOME TAXES                                                             11,811,047          12,063,059
----------------------------------------------------------------------------------------------------------------

 Total liabilities                                                                72,159,264          50,011,607
----------------------------------------------------------------------------------------------------------------

COMMITMENTS AND CONTINGENCIES                                                             --                  --

STOCKHOLDERS' EQUITY
    Preferred stock, $.0001 par value,
    Authorized 1,000,000 shares, Issued and outstanding 300,000 shares            14,900,000          14,900,000
    Common stock, $.0001 par value
    Authorized 50,000,000 shares, Issued and outstanding 8,002,957 shares                800                 560
    Additional Paid-in Capital                                                    37,579,051          24,629,291
    Accumulated surplus (deficit)                                                  1,242,083          (1,426,067)
    Minority Interest, Variable Interest Entity                                      482,539                  --
    Accumulated other comprehensive loss                                            (348,422)         (1,346,555)
----------------------------------------------------------------------------------------------------------------
 Total stockholders' equity                                                       53,856,051          36,757,229
----------------------------------------------------------------------------------------------------------------
  Total liabilities and stockholders' equity                                   $ 126,015,315       $  86,768,836
================================================================================================================

                                      ####


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